UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in the Current Report on Form 8-K we filed on March 16, 2010 (the “Initial 8-K”), our Board of Directors (the “Board”) appointed Steve Samek as our Chief Executive Officer, effective March 15, 2010.  At the time of the filing of the Initial 8-K, we noted that we anticipated entering into an employment agreement with Mr. Samek and would file an amendment to the Initial 8-K once the terms of the agreement with Mr. Samek had been determined.  Item 5.02 of the Initial 8-K is hereby amended to add the information provided below.

(c) and (e)              CEO Employment Agreement

On April 30, 2010, LECG Corporation (“LECG” or the “Company”) entered into a Senior Management Agreement (the “Agreement”) with Mr. Samek, which provides that Mr. Samek will be employed under the terms summarized below.

Mr. Samek will serve as our Chief Executive Officer.  His employment is “at will” and has no specified term.  His initial annual salary is $700,000 (effective from March 15, 2010) and his initial target bonus is 75% of salary for calendar 2010, with eligibility to receive the bonus to be based 60% on attainment of Company financial performance metrics and 40% on attainment of individual performance metrics.  The performance metrics are to be determined by the Board, based on a proposal to be developed and presented by the Compensation Committee of the Board.  Effective May 3, 2010, Mr. Samek is receiving a grant of 1 million shares of restricted stock under our 2003 Stock Option Plan, subject to time-based vesting over five years of continuous service, with annual cliff vesting on the anniversary of the date of grant in the following percentages:  10%, 15%, 20%, 25% and 30%.  Mr. Samek is also entitled to receive other employment benefits that are generally available to our executive and managerial employees, including medical, dental, life and disability insurance, and to participate in retirement and deferred compensation programs.  In the event Mr. Samek’s employment is terminated by the Company without cause, Mr. Samek is eligible to receive severance benefits of 150% of his annual salary paid monthly over an 18 month period, and (if he so elects) payment by the Company of COBRA premiums to maintain group heath plan coverage for him and his beneficiaries for up to 18 months.  The right to receive severance benefits is conditioned upon Mr. Samek providing a general release of claims to the Company.  The Agreement also contains non-compete covenants and covenants not to solicit employees of the Company during the term of employment and for a period of two years thereafter.

A copy of the Senior Management Agreement with Mr. Samek is furnished with this report as Exhibit 99.1.  The foregoing description of that agreement is qualified in its entirety by reference to the full text of the exhibit furnished with this report.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description of Exhibit
99.1	Senior Management Agreement between LECG Corporation and Steve M. Samek, dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

Date: May 6, 2010

EXHIBIT INDEX

No.	Description
99.1	Senior Management Agreement between LECG Corporation and Steve M. Samek, dated April 30, 2010.